Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Pear Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share, that may be issued under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan	457(h)	18,859,153(2)	$4.12(3)	$77,699,710.36	0.0000927	$7,202.76
Equity	Class A common stock, par value $0.0001 per share, that may be issued under the Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan	457(h)	5,400,000(4)	$3.50(5)	$18,910,800.00	0.0000927	$1,753.03
Equity	Class A common stock, par value $0.0001 per share, that may be issued under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan	457(h)	20,032,648(6)	$3.05(7)	$61,099,576.40	0.0000927	$5,663.93
Total Offering Amounts					$157,710,086.76		$14,619.73
Total Fee Offsets							$0
Net Fee Due							$14,619.73
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Class A common stock, par value $0.0001 per share of the Registrant (the “Common Stock”) that may become issuable under the Pear Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) and under the Pear Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as a result of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.
(2)Represents shares of Common Stock reserved for issuance under the 2021 Plan. The number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, which began on January 1, 2022, and ending in 2031, by 5% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the Nasdaq Stock Market on January 31, 2022, which date is within five business days prior to the filing of this Registration Statement, which was $4.12 per share.
(4)Represents shares of Common Stock reserved for issuance under the 2021 ESPP. The number of shares reserved and available for issuance under the 2021 ESPP will automatically increase each January 1, which began on January 1, 2022, and ending in 2031, by the lesser of 3,600,000 shares of Common Stock, 5% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the Nasdaq Stock Market on January 31, 2022, which was $4.12 per share multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.
(6)Represents shares of Common Stock reserved for issuance under the 2021 Plan, including options to purchase Pear Therapeutics (US), Inc. (“Pear US”) common shares outstanding under the terminated Pear US 2013 Stock Incentive Plan, which were cancelled and exchanged for options to purchase Common Stock of the Registrant under the 2021 Plan as of December 3, 2021 (the “Outstanding Options”).
(7)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon $3.05 per share, which is the weighted-average exercise price for the Outstanding Options.